EXHIBIT 99.1

Simmons First National Corporation Declares $0.25 Per Share Dividend

PINE BLUFF, Ark., Nov. 29, 2017 (GLOBE NEWSWIRE) -- Simmons First National Corp.’s (NASDAQ:SFNC) board of directors declared a regular $0.25 per share quarterly cash dividend payable Jan. 2, 2018, to shareholders of record Dec. 15, 2017. This dividend represents a $0.01 per share, or 4.2 percent, increase above the dividend paid for the same period last year.

Simmons First National Corp. is a financial holding company, headquartered in Pine Bluff, Ark., with total assets of $9.5 billion as of September 30, 2017 and proforma assets of approximately $14.9 billion conducting financial operations throughout Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas   The company, directly and through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC.”

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000